                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            WOODS EQUIPMENT COMPANY


          ONE:   The name of the Corporation is Woods Equipment Company.
          ---


          TWO:   The registered office of the Corporation within the State of
          ---
Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.


          THREE: The nature of the business or purpose to be conducted or
          -----
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").
  ----


          FOUR:
          ----

          AUTHORIZED SHARES   The total number of shares of all classes of
          -----------------
capital stock which the Corporation has authority to issue is 1,050,000 shares, consisting of:

          (1) 50,000 shares of 8% Cumulative Redeemable Preferred Stock, par value $.0l per share (the "Preferred Stock"); and
                                          ---------------

          (2) 1,000,000 shares of Common Stock, par value $.0l per share (the "Common Stock").
                -------------

          The Preferred Stock and the Common Stock are collectively referred to herein as "Stock." The shares of Stock shall have the rights, preferences and
           -----
limitations set forth below.

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A.   PREFERRED STOCK
     ---------------

          Section 1. Dividends.
                     ---------

          1A.  General Obligation.  When and as declared by the Corporation's
               ------------------
Board of Directors (the "Board") and to the extent permitted by law, the
                         -----
Corporation shall pay preferential dividends in cash to the holders of the Preferred Stock as provided in this Section 1. Except as provided in Paragraph 4B hereof, dividends on each share of the Preferred Stock (a "Preferred Share")
                                                              ---------------
shall accrue on a daily basis at the rate (any such rate, the "Dividend Rate")
                                                               -------------
of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Preferred Share shall be deemed to be its "date of issuance"
                                                      ----------------
regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

          1B.  Dividend Reference Dates.  To the extent not paid on March 31,
               ------------------------
June 30, September 30 and December 31 of each year, beginning on March 31, June 30, September 30 and December 31 following the date of issuance of a Preferred Share (the "Dividend Reference Dates"), all dividends which have accrued on such
            ------------------------
Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Preferred Share until paid to the holder thereof.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Preferred Shares held by each such holder.

          Section 2.  Liquidation.  Upon any liquidation, dissolution or winding
                      -----------
up of the Corporation (whether voluntary or involuntary), each holder of Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Preferred Shares shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Preferred Shares are insufficient to

                                      -2-
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permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the number of Preferred Shares held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Shares. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3.  Priority of Preferred Shares on Dividends and Redemptions.
                      ---------------------------------------------------------
So long as any Preferred Shares remain outstanding, without the prior written consent of the holders of a majority of the outstanding Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon (i) any Junior Securities or (ii) any equity securities issued by the Subsidiaries other than any Subsidiary which is directly or indirectly wholly-owned by the Corporation; provided that the Corporation may repurchase shares of Common Stock in accordance with the provisions of the Stockholders Agreement.

          Section 4.  Redemptions.
                      -----------

          4A.  Scheduled Redemption.  The Corporation shall redeem (the
               --------------------
"Scheduled Redemption") all of the shares of  Preferred Stock (or such lesser
---------------------
number then outstanding) on December 31, 2018 (the "Scheduled Redemption Date"),
                                                    -------------------------
at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          4B.  Optional Redemptions.  The Corporation may at any time make an
               --------------------
offer to the holders of Preferred Shares to redeem all (but not less than all) of the Preferred Shares then outstanding (the "Redemption Offer"). After the
                                               ----------------
Corporation provides notice of a Redemption Offer in accordance with paragraph 4D hereof, each holder of Preferred Shares who wishes to accept the Redemption Offer shall provide written notice (an "Acceptance Notice") to the Corporation
                                        -----------------
of its acceptance of the Redemption Offer within fifteen (15) days after the Redemption Notice has been given to such holder. With respect to a holder of Preferred Shares, if an Acceptance Notice is not received by the Corporation within such fifteen-day period, the holder of such Preferred Shares shall be deemed to have declined the Redemption Offer. Upon any such accepted redemption, the

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Corporation shall pay a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Preferred Shares on the Scheduled Redemption Date.

          In the event that the Corporation does not make a Redemption Offer prior to December 31, 2006, then the Dividend Rate shall be 12% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including January 1, 2007 to and including the first to occur of (i) the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation.

          In the event that the Corporation makes a Redemption Offer and the holder of a Preferred Share elects not to have such share redeemed (or is deemed to have declined such offer), then (i) the Dividend Rate with respect to such Preferred Share shall be 5% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date after the Redemption Date specified in the Redemption Notice and including the first to occur of (A) the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Preferred Share by the Corporation or (B) the date on which such share is otherwise acquired by the Corporation and (ii) at the option of the Corporation, upon delivery of prior written notice to the holder of such Preferred Share, dividends on such Preferred Share may be paid to such holder by the issuance of additional Preferred Shares (based on the Liquidation Value of such shares), in an amount equal to such dividend ("PIK Dividends"); provided,
                                                    -------------
however, that after December 31, 2013, no dividends shall be PIK Dividends, and all dividends shall be paid in cash, as provided in Section 1 above.

          4C.  Redemption Payments.  For each Preferred Share which is to be
               -------------------
redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Preferred Shares on any Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Preferred Shares pro rata among the holders of the Preferred Shares to be redeemed based upon the number of Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds shall immediately be used to redeem the balance of the Preferred Shares

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which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4D.  Notice of Redemption.  Except as otherwise provided herein, the
               --------------------
Corporation shall mail written notice (a "Redemption Notice") of the Scheduled
                                          -----------------
Redemption and of the Redemption Offer to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made ("Redemption Date"). In case fewer than the total number of Preferred
          ---------------
Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Preferred Shares.

          4E.  Dividends After Redemption Date.  No Preferred Share shall be
               -------------------------------
entitled to any dividends accruing after the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Preferred Share. On such date, all rights of the holder of such Preferred Share shall cease, and such Preferred Share shall no longer be deemed to be issued and outstanding.

          4F.  Redeemed or Otherwise Acquired Shares.  Any Preferred Shares
               -------------------------------------
which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          Section 5.  Voting Rights.  Except as otherwise provided herein and as
                      -------------
otherwise required by applicable law, the Preferred Shares shall have no voting rights; provided that each holder of Preferred Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

          Section 6.  Registration of Transfer. The Corporation shall keep at
                      ------------------------
its principal office a register for the registration of Preferred Shares. Upon the surrender of any certificate representing Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Preferred Shares represented by the surrendered certificate.

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          Section 7.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 8.  Events of Noncompliance.
                      -----------------------

          8A.  Definition.  An Event of Noncompliance shall have occurred if the
               ----------
Corporation fails to make any redemption payment with respect to the Preferred Shares which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject.

          8B.  Consequences of an Event of Noncompliance.  If an Event of
               -----------------------------------------
Noncompliance has occurred, the number of directors constituting the Corporation's board of directors shall, at the request of the holders of a majority of the Preferred Shares then outstanding, be increased by one director, and the holders of Preferred Shares shall have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect one individual to fill such newly created directorship, to remove any individuals elected to such directorship and to fill any vacancies in such directorship.
The special right of the holders of Preferred Shares to elect a member of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (2) and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer an Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

               At any time when such special right has vested in the holders of Preferred Shares, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Preferred Shares then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Shares for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Shares then outstanding. If such meeting has not been called by a proper officer of the

                                      -6-
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Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Shares then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Shares then outstanding. Any holder of Preferred Shares so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

               At any meeting or at any adjournment thereof at which the holders of Preferred Shares have the special right to elect a director, the presence, in person or by proxy, of the holders of a majority of the Preferred Shares then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Shares exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

               Any director so elected by the holders of Preferred Shares shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

          Section 9.  Definitions.  For purposes of this Part A, the following
                      -----------
terms shall have the following definitions:

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the Corporation, except for the Preferred Stock.

          "Liquidation Value" of any Preferred Share as of any particular date
           -----------------
shall be equal to $1,000.00.

          "Recapitalization  Agreement" means the Recapitalization Agreement,
           ---------------------------
dated as of July 28, 1998, by and among the Corporation and the Persons named therein.

          "Redemption Date" as to any Preferred Share means the date specified
           ---------------
in the Redemption Notice for the Redemption Offer and the Scheduled Redemption Date for the Scheduled

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Redemption; provided that, unless otherwise provided herein, no such date shall be a Redemption Date unless the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Stockholders Agreement" means the Stockholders Agreement, dated as of
           ----------------------
August 7, 1998, by and among the Corporation and the stockholders named therein, as amended from time to time.

          "Subsidiary" means any corporation of which the shares of outstanding
           ----------
capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          Section 10. Amendment and Waiver.  No amendment, modification or
                      --------------------
waiver shall be binding or effective with respect to any provision of this Part A hereof without the prior written consent of the holders of a majority of the Preferred Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Preferred Shares accrue or the times at which such dividends become payable or the amount payable on redemption of the Preferred Shares or the times at which redemption of Preferred Shares is to occur, without the prior written consent of the holders of at least 75% of the Preferred Shares then outstanding or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 75% of the Preferred Shares then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Preferred Shares then outstanding. In exercising its rights hereunder, the Company shall exercise such rights in the same manner with respect to each holder of Preferred Shares. The Company shall not enter into any other agreement or conduct any course of dealing which alters the rights or obligations of any holder of Preferred Shares with respect thereto, without first offering to each other holder of Preferred Shares the opportunity to enter into such agreement or course of dealing. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

          Section 11. Notices.  Except as otherwise expressly provided
                      -------
hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

B.   COMMON STOCK
     ------------

          Section 1.  Voting Rights.  Except as otherwise provided in this Part
                      -------------
B or as otherwise required by applicable law, holders of Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation.

          Section 2.  Dividends.  After dividends on the Preferred Stock shall
                      ---------
have been paid or set apart for payment (to the extent such Preferred Stock may be entitled thereto), subject to the provisions of Section 3 of Part A, the Board may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

          Section 3.  Liquidation.  Subject to the provisions of the Preferred
                      -----------
Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

          Section 4.  Registration of Transfer.  The Corporation shall keep at
                      ------------------------
its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of the Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          Section 5.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 6.  Notices.   All notices referred to herein shall be in
                      -------
writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and said Amended and Restated Certificate of Incorporation shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the DGCL.


          FIVE:  The Corporation is to have perpetual existence.
          ----


          SIX:  In furtherance and not in limitation of the powers conferred by
          ---
statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.


          SEVEN:  Meetings of stockholders may be held within or without the
          -----
State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

          EIGHT:  To the fullest extent permitted by the DGCL as the same exists
          -----
or may here after be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          NINE:   The Corporation reserves the right to amend, alter, change or
          ----
repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TEN:  The Corporation expressly elects to be governed by Section 203
          ---
of the DGCL.


                             *     *     *      *